Exhibit 23.3

                       Consent of Chaffe & Associates

     We hereby consent to the reference to our Firm under the captioned "THE PLAN- Opinion of Investment Banker," and to the inclusion of the draft opinion of our Firm in First Commerce Corporation's Statement on Form S-4.

                                       Yours sincerely,

                                       /s/ Chaffe & Assocates, Inc.

    August 4, 1995